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                              FIRST AMENDMENT TO
                         AAR CORP. STOCK BENEFIT PLAN

     WHEREAS, AAR CORP. (the "Company") adopted the AAR CORP. Stock Benefit Plan (the "Plan") and reserved the right to amend the Plan; and

     WHEREAS, the Company deems it to be in its best interest to amend the Plan as described below.

     NOW, THEREFORE, the Plan is hereby amended as follows, effective immediately upon stockholder approval thereof:

     The first sentence of Section 4.1 is amended to read as follows:

          "The total number of Shares that may be available for Awards under the Plan at any date shall be the aggregate of (1) the sum of 0.9% of the total number of issued and outstanding Shares on each of January 1, 1992, 1993, 1994 and 1995, plus (2) the sum of 2% of the total number of issued and outstanding Shares on January 1, 1996 and on January 1st of each subsequent calendar year commencing within the Applicable Period and on or prior to the date the total number of Shares is determined, minus (3) the total number of Shares that have been subject to Awards granted under the Plan after July 16, 1992; provided, however, that with respect to Awards granted to Grantees who are not subject to Section 16 of the Securities Exchange Act of 1934, the number of Shares available pursuant to this sentence shall be increased by the number of Shares
          (i) delivered by any Grantee, or (ii) withheld by the Company, pursuant to Section 14 or 20 of the Plan in connection with the exercise of an Option."

     This First Amendment has been executed by the Company by its duly authorized officer on July 29, 1996 and attested by its Secretary.

                                        AAR CORP.


                                        By /s/ Ira A. Eichner
                                        --------------------------------
                                           Ira A. Eichner, Chairman

ATTEST:

/s/ Howard A. Pulsifer
---------------------------------
Howard A. Pulsifer, Secretary

SEAL
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                              SECOND AMENDMENT TO
                         AAR CORP. STOCK BENEFIT PLAN

     WHEREAS, AAR CORP. (the "Company") adopted the AAR CORP. Stock Benefit Plan (the "Plan"), amended the Plan by a First Amendment dated July 29, 1996, and reserved the right to further amend the Plan; and

     WHEREAS, the Company deems it to be in its best interest to further amend the Plan as described below;

     NOW, THEREFORE, the Plan is hereby amended as follows, effective as of October 10, 1996:

     1.  Section 2.6 is amended to read as follows:

              "2.6 "Committee" means the Board's Compensation Committee, or such other committee of not less than two directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as shall be designated by the Board."

     2.  Section 4.1 is amended to read as follows:

              "4.1 The total number of Shares that may be available for Awards under the Plan at any date shall be the aggregate of (1) the sum of 0.9% of the total number of issued and outstanding Shares on each of January 1, 1992, 1993, 1994 and 1995, plus (2) the sum of 2% of the total number of issued and outstanding Shares on January 1, 1996 and on January 1st of each subsequent calendar year commencing within the Applicable Period and on or prior to the date the total number of Shares is determined, minus (3) the total number of Shares that have been subject to Awards granted under the Plan after July 16, 1992; provided, however, that the number of Shares available pursuant to this sentence shall be increased by the number of Shares
         (i) delivered by any Grantee, or (ii) withheld by the Company, pursuant to Section 14 or 20 of the Plan in connection with the exercise of an Option. For purposes of the preceding sentence, Applicable Period shall be the ten year period commencing on January 1, 1992 and ending on December 31, 2001. The aforementioned total number of Shares shall be adjusted in accordance with the provisions of Section 4.2 hereof. Notwithstanding the foregoing, the total number of Shares that may be subject to ISOs under the Plan shall be

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         1,000,000 Shares, adjusted in accordance with the provisions of Section 4.2 hereof. A Share subject to an Option and its related tandem Restricted Stock Award shall only be counted once. The Shares so issued may be Shares held in the treasury or Shares which are authorized but unissued, as elected by the Board. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration, cancellation or termination of any such Option, or which have been issued in connection with Restricted Stock Awards that are subsequently canceled or forfeited to the extent consistent with applicable law, rules and regulations, shall once again be available for issuance in satisfaction of Awards. Shares in respect of which Limited Rights are exercised shall not thereafter be available for issuance in satisfaction of Awards."

     3.  Section 14.2 is amended to read as follows:

              "14.2 Except as otherwise provided in the Plan or in any Option Agreement, the Grantee shall pay the purchase price of the Shares upon exercise of any Option (i) in cash, (ii) in cash received from a broker-dealer to whom the Grantee has submitted an exercise notice consisting of a fully endorsed Option (however, in the case of an insider subject to Section 16 of the Securities Exchange Act of 1934, this payment option shall only be available to the extent such insider complies with Regulation T issued by the Federal Reserve Board), (iii) by delivering Shares having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price,
         (iv) by directing the Company to withhold such number of Shares otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price, (v) in the case of a Key Employee, by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant, or (vi) by any combination of (i),
         (ii), (iii), (iv) and (v). In the case of an election pursuant to
         (i) or (ii) above, cash shall mean cash or a certified or cashier's check issued by a federally insured bank or savings and loan association, and made payable to AAR CORP. In the case of payment pursuant to (ii), (iii) or (iv) above, the Grantee's election must be made on or prior to the date of exercise and must be irrevocable. In lieu of a separate election governing each exercise of an Award, a Grantee may file a blanket election with the Committee which shall govern all future exercises of Awards until revoked by the Grantee. The Company shall issue, in the name of the Grantee, stock certificates representing the total number of Shares issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any Shares purchased by a Grantee through a broker-dealer pursuant to clause (ii) above shall be delivered to such broker-dealer in accordance with 12
         C.F.R. Section 220.3(e)(4) or other applicable provision of law.

     4.  The first paragraph of Section 20 is amended to read as follows:

                                        2
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              "Upon the Taxable Date of any Award, the Company shall have the right to require the Grantee to remit to the Company an amount in cash sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery by the Company of cash or any certificate or certificates for Shares. Whenever payments under the Plan are to be made in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state, local and foreign withholding tax requirements. In connection with an Award in the form of Shares and in lieu of making a cash payment to the Company, the Grantee may elect to satisfy his or her tax withholding obligation incurred in connection with the Taxable Date of an Option or Restricted Stock Award by (i) directing the Company to withhold a portion of the Shares otherwise distributable to the Grantee, or (ii) by transferring to the Company a certain number of Shares (either subject to such Restricted Stock Award or previously owned), such Shares being valued at the Fair Market Value for the Shares on such Taxable Date. Notwithstanding any provision of the Plan to the contrary, a Grantee's election pursuant to the preceding sentence
         (i) must be made on or prior to the date as of which income is realized by the Grantee in connection with such Option or Restricted Stock Award, and (ii) must be irrevocable. In lieu of a separate election on each Taxable Date of an Award, a Grantee may file a blanket election with the Committee which shall govern all future Taxable Dates until revoked by the Grantee."

         This Second Amendment has been executed by the Company, by its duly authorized officer, on this 2nd day of January, 1997 and attested by its Secretary.

                                        AAR CORP.

                                        By /s/ David P. Storch
                                        ---------------------------------
                                           David P. Storch, President and
                                           Chief Executive Officer

ATTEST:

/s/ Howard A. Pulsifer
-------------------------------------
Howard A. Pulsifer, Secretary

SEAL

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